EXHIBIT 32

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

OF THE WARNACO GROUP, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of The Warnaco Group, Inc. (the "Company") for the quarterly period ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Helen McCluskey, as Chief Executive Officer of the Company, and Lawrence R. Rutkowski, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, based upon a review of the Report:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Helen McCluskey/s/ Lawrence R. Rutkowski

Name: Helen McCluskeyName: Lawrence R. Rutkowski

Title: Chief Executive OfficerTitle: Chief Financial Officer

Date: August 6, 2012                                                  Date: August 6, 2012